Amended and Restated Letter of Intent

July 28, 2014

MYRIAD INTERACTIVE MEDIA INC.

7 Ingram Drive, Suite 128 Toronto, Ontario

M6M 2L7

Attention: Mr. Derek Ivany, CEO

Dear Sir,

Subject: Acquisition of all the assets relating to MyMobiPoints.com (the "Business")

This letter is to confirm our interest in acquiring from you the undertaking and substantially all of the property and assets of the Business (the "Purchased Assets") as set forth in Schedule A hereto, and to set forth, in Part One below, certain terms and conditions of the proposed acquisition and our understanding of certain matters related thereto. The provisions in Part One are not intended to constitute a legally binding obligation on either you or us. Provisions which are intended to be legally binding are set forth in Part Two. This letter of intent cancels, replaces and supersedes the letter dated July 10, 2014 between Genius Properties Ltd. and Myriad Interactive Media Inc.

Part One

Following the signing of this letter, we will commence negotiation of a definitive asset purchase agreement, a draft of which will be prepared by our counsel concurrently with our ongoing investigation of the Business. Based upon the information currently known to us, it is proposed that the definitive agreement include the following terms:

1.	Basic Transaction

We would acquire the Purchased Assets from Myriad Interactive Media Inc. ("Myriad"), free and clear of encumbrances, through a Canadian corporation to be incorporated under the name "Mymobipoints.com", of which the issued and outstanding shares would be held in accordance with the table below (the "Purchaser"), at a closing that each of us intends will occur on or before the 15th day of August , 2014 (the "Closing Date") and each of us shall use our reasonable efforts to complete the transactions by that date.

NAME OF HOLDER	PERCENTAGE
Genius Properties Ltd. (“Genius”)	70%
EC Assiste Inc.	30%

2.	Purchase Price

Subject to our due diligence review of the Business as contemplated in Section 5 below, the price payable for the Purchased Assets would be $270,000, of which $250,000 will be used by Myriad to subscribe to 1,000 ,000 shares in the share capital of Genius (the "Shares") in accordance with a subscription agreement to be entered into between Genius and Myriad on the Closing Date (the "Subscription Agreement "). The balance of $20,000 would be paid cash on the Closing Date.

The Shares will be subject to a 30-month escrow in accordance with an escrow agreement to be entered into between Myriad, Genius and Genius' escrow agent on the Closing Date (the "Escrow Agreement"). In accordance with the Escrow Agreement, the Shares will be released as follows:

DATE OF RELEASE	PERCENTAGE RELEASED
On the Closing Date	10%
Six (6) months after the Closing Date	15%
Twelve (12) months after the Closing Date	15%
Eighteen (18) months after the Closing Date	20%
Twenty-four (24) months after the Closing Date	20%
Thirty (30) months after the Closing Date	20%
TOTAL :	100%

3.	Definitive Agreement

The definitive agreement will be subject to approval by you and by us and our respective legal counsel and will contain comprehensive representations , warranties , covenants, conditions and other terms deemed by our legal counsel to be appropriate in the circumstances of this proposed transaction.

4.	Conditions to Closing

The definitive agreement will provide that the closing of the proposed transactions set out herein is conditional upon the following:

•	the completion, to our satisfaction, of our due diligence review of the Business as contemplated in Section 5 below;
•	the approval of the proposed transaction by the board of directors of Genius;
•	the absence of a material adverse change to the operations and condition of the Purchased Assets (financial or otherwise) and prospects of the Business from the date hereof until the Closing Date;
•	the expiration of any regulatory waiting periods and the obtaining of all regulatory and other approvals necessary to complete the Transaction, including, without limitation, the approval of the Canadian Securities Exchange (CSE) and the OTC Bulletin Board, if applicable in each case;
•	the execution of the Subscription Agreement and the Escrow Agreement, in a form satisfactory to Genius and its legal counsel; and
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•	the execution of a service agreement to be entered into between Myriad and the Purchaser for the conception and development of custom applications for the customers of the Business.

Part Two

The following paragraphs are intended to constitute legally binding and enforceable agreements of each of us.

5.	Access and Investigation

Immediately following the signing of this letter you will provide us with access to the property and assets of the Business, including all of its books, records, accounts , contracts and other data and information relating to its operations . You will provide full co-operation (including access to the officers and employees of the Business) to us and our authorized representatives and professional advisors to enable us to make a full examination of the financial position of the Business, its contractual obligations and other liabilities and future prospects. You will provide us and our agents with authority to inspect the records of government agencies pertaining to the Business and its properties and operations, which authorisation will not request or authorise such agencies to conduct inspections. We will not request any inspections by government agencies without your prior written approval, not to be unreasonably withheld.

6.	Confidentiality

Unless and until the transactions contemplated in this letter are completed, we will keep confidential all information concerning or relating to the Business and its operations (except information which is already known to us or our representatives or becomes known to us or to them without breach of confidence or which is required by law to be disclosed or to be given to governmental authorities in connection with the investigations contemplated hereby. If we have not entered into a definitive agreement on or before the 15th day of August, 2014, we will return all information received from you as contemplated in this letter.

7.	Negotiations with Others

In consideration of our incurring substantial time, effort and expense in investigating and evaluating the Business, you agree that you will not, prior to the earlier of the 15th day of August, 2014 and the date on which we deliver a written notice to you that negotiations concerning our possible acquisition of the Purchased Assets are terminated, enter into, or continue, any negotiations or discussions with any third party in respect of the sale of the Business or Purchased Assets or any part thereof to any person and you will not enter into, or continue, any negotiations or discussions with any third party in respect of the sale of the Business or Purchased Assets to any person or in respect of the amalgamation , merger or combination of the Business with the business of any person.

8.	Ordinary Course of Business

From the date of acceptance of this letter to the Closing Date, you will carry on the Business in the ordinary course of business and use your best efforts to preserve the same. In particular, you will (i) not increase any compensation payable to an employee or consultant of the Business other than in the ordinary course without our prior consent; (ii) not dismiss any key management employee of the Business without our prior consent; (iii) not create any further encumbrances on the assets without our prior consent; and (iv) not enter into any contracts, other than the ordinary of course of purchases from suppliers and sales to customers and renewals of existing contracts, without our prior consent.

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9.	Termination

The provisions of Part Two of this letter may be terminated by notice from us to you at any time if the results of our business investigation of the Business are not satisfactory to us for any reason, determined by us in our sole discretion. Upon any such termination of the provisions of Part Two, neither of us shall have any obligation to the other except as provided in paragraphs 6, 9, 11, 12, 13 and 14.

10.	Public Announcements

Except to the extent required by law or by the rules or policies of any securities regulatory authority (including any stock exchange) neither you nor we shall make or permit to be made any disclosure or public announcement concerning the existence of discussions about, or regarding the proposed terms of the transactions contemplated hereby without the prior written consent of the other and any such disclosure shall be made on a confidential basis to the extent permitted by such law or regulatory authority .

11.	Costs

Each of the parties to the transactions proposed herein shall be responsible for and shall bear their respective costs and expenses (including any broker's or finder's fees and the fees and expenses of its other advisors) in connection with any such transaction. No such fees shall be deducted from any proceeds resulting from successful closing of the proposed transactions.

12.	Entire Agreement

The provisions of Part Two constitute the entire agreement between us with respect to the proposed transactions and cancel and supersede any prior undertakings, agreements, negotiations and discussions, written or oral, between us. Except as otherwise provided herein, the provisions of Part Two may not be amended, supplemented or otherwise modified except by written instrument executed by each of us.

13.	Governing Laws, Attornment

The provisions of Part Two shall be construed, interpreted and enforced in accordance with, and our respective rights shall be governed by, the laws of the Province of Quebec and the federal laws of Canada applicable therein (excluding any conflict of law, rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Each of us irrevocably submits to the exclusive jurisdiction of the courts of the Province of Quebec without respect to any matter arising hereunder or relating hereto.

14.	Non-Binding Nature of Part One

The provisions of Part One of this fetter are an expression of intent only and are not intended to be legally binding and are expressly subject to the execution of the definitive agreement and then only to the extent that those prov1s1ons are reflected in such agreement as finally executed . Except as expressly provided in Part Two (or in any binding written agreement between us entered into in the future), no past or future action, course- of conduct or failure to act relating to the transaction proposed herein or relating to the negotiation of the terms of the definitive agreement, will give rise to or serve as a basis for any obligation or liability on the part of either of us.

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If the foregoing accurately reflects your understanding, please sign and return a copy of this letter to us, which will thereupon constitute our mutual understanding with respect to the proposed transactions contemplated in this letter. This letter shall expire if not confirmed and agreed to by Myriad prior to 5:00 on the 31st day of July, 2014 at 5:00pm EST.

Yours truly,

GENIUS PROPERTIES LTD. and EC

ASSISTE INC., for and on behalf of

Mymobipoints.com Inc. a corporation to be

incorporated under the laws of Canada,

pursuant to and in reliance upon section 14

of the Canada Business Corporations Act

GENIUS PROPERTIES LTD.

By: /s/ Stephane Leblanc

Name: Stephane Leblanc

Title: President

EC ASSISTE INC.

By: /s/ Victor Cantore

Name: Victor Cantore

Title: President

Confirmed and, with respect to Part Two, agreed this 28 day of July, 2014.

MYRIAD INTERACTIVE MEDIA INC.

By: /s/ Derek Ivany

Name: Derek Ivany

Title: Chief Executive Officer

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SCHEDULE A

PURCHASED ASSETS

MyMobiPoints - Official DEMO App for Client Presentation

MyMobiPoints - iOS Code Repository I Source Code

MyMobiPoints - Back-End Dashboard

MyMobiPoints .com Domain Name

MyMobiPoints - Sales Kit, App Presentation, App Fact-Sheet, Re-Seller Kit

MyMobiPoints - App Templates (restaurant, tanning, hair salons)

NOTE: This list of Purchased Assets may be updated or amended in the Definitive Agreement

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